UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 23, 2016
Date of Report (Date of earliest event reported)

GALA GLOBAL INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-52044	42-1771014
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2780 South Jones Blvd., #3725, Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

(775) 321-8238
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Mr. Erlend Olson resigned as a director with the Company on April 9, 2015.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Olson resigned along with the other two directors whose resignations were reported on the Form 8-K filed on May 1, 2015.  Mr. Olson was inadvertently left off of that filing.

Mr. Calvin Frye resigned as a director with the Company on October 20, 2016.  The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.   Mr. Fyre’s resignation was reported on the Company’s August 31, 2016 Form 10-Q filed on November 4, 2016.

Item 9.01         Exhibits

(b)

Exhibit No.	Exhibit
17.1	Resignation of Erlend Olson
17.2	Resignation of Calvin Frye

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 27, 2016	By:	/s/ Allison Hess
Allison Hess
	Title:	Chief Executive Officer

Exhibit 17.1

RESIGNATION

Date April 9, 2015

TO: GALA GLOBAL INC.

AND TO: THE BOARD OF DIRECTORS THEREOF

I, Erlend Olson, hereby tender my resignation as A Director of GALA GLOBAL, Inc.

The effective date of this resignation is January 30, 2015.

/s/ Erlend Olson

Erlend Olson

Exhibit 17.2

RESIGNATION

Board of Directors

Gala Global Inc.

Dear Sirs:

Effective immediately, I hereby resign as Officer and Director of Gala Global Inc., a Nevada corporation (the "Corporation").

My resignation is not due to any disagreement with the Corporation on any matter relating to the Corporation's operations, policies, practices, or otherwise.

I confirm that I have no claim against the Corporation whether in respect of remuneration, severance payments, pensions, expenses or compensation for loss of office or in any other respect whatsoever.

Date: October 20, 2016

/s/ Calvin Frye
Calvin Frye